UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2006

INVISA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6935 15th Street East, Suite 120, Sarasota, Florida 34243
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (941) 355-9361

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective October 2, 2006 (“Closing Date”), Invisa, Inc. a Nevada corporation (“Registrant”) entered into, and simultaneously consummated, an agreement (“Agreement”) whereby it agreed to borrow from M.A.G. Capital, LLC; Mercator Momentum Fund III, LP; and Monarch Pointe Fund, Ltd. (“Lenders”) in the form of Secured Promissory Notes (the “Notes”) up to $135,446 with interest at ten percent (10%) per annum. The Notes, together with all accrued interest thereupon, are due and payable on March 1, 2007.

The proceeds of such Notes will be used primarily for the corporate expenses of the Registrant. The proceeds will be funded on a bi-weekly basis upon the delivery of a borrowing certificate and additional requested information as detailed in the Agreement.

The Notes are secured by all assets of the Registrant. The Registrant covenants to provide bi-weekly borrowing certificates and proof of all invoices and payments, and covenants not to incur additional debt or liens, transfer collateral, change its corporate structure or allow its working capital balance to decline by more than $25,000. If the Registrant fails to satisfy all of its obligations under the Agreement, an event of default will have occurred and the principal and interest may be accelerated and become due and payable immediately.

The foregoing description of the Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, which are filed as exhibits hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

In connection with the Agreement, on the Closing Date the Registrant issued to Ocean Park Advisors, LLC, an advisor to the Lender, a warrant to purchase 150,000 shares of its Common Stock at $0.04 per share. Such warrant expires on October 2, 2016. Reference is made to the warrant agreement with Ocean Park Advisors, LLC, which is filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Exhibit No.  Description
10.1      Promissory Note Agreements dated October 10, 2006, by and between Invisa, Inc. and  M.A.G. Capital, LLC; Mercator Momentum Fund III, LP; and Monarch  Pointe Fund, Ltd., Borrowing Certificates and Forms of Assignments.
10.3   Warrant Agreement dated October 10, 2006, by and between Invisa, Inc. and Ocean Park  Advisors, LLC.
10.4     UCC Financing Statements
10.5      Schedule of Advances;  permitted payments

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the remaining of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: October 17, 2006	By:	/s/ Edmund C. King
Edmund C. King
Chief Financial Officer